As filed with the Securities and Exchange Commission on February 27, 1998.

                                                           File No. 811-9098

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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                   UNDER THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 3


           ----------------------------------------------------------

                          AMR INVESTMENT SERVICES TRUST

              (Exact Name of Registrant as Specified in Charter)

                           4333 Amon Carter Boulevard
                             Fort Worth, Texas 76155
                    (Address of principal executive offices)

      Registrant's Telephone Number, including Area Code: (817) 967-3509



           -----------------------------------------------------------

                           WILLIAM F. QUINN, PRESIDENT
                           4333 Amon Carter Boulevard
                             Fort Worth, Texas 76155
                     (Name and address of agent for service)

                                   Copies to:

                              ROBERT J. ZUTZ, ESQ.
                           Kirkpatrick & Lockhart LLP
                  1800 Massachusetts Avenue, N.W., 2nd Floor
                           Washington, D.C. 20036-1800
                            Telephone: (202) 778-9000

================================================================================

                                EXPLANATORY NOTE


      This Registration  Statement is being filed by the Registrant  pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in the Registrant's series may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.


      The purpose of this amendment is to change the name of one series of the Registrant, from the Limited-Term Income Portfolio to the Short-Term Bond Portfolio, and to provide annual updated information with respect to the Registrant.

                                     PART A


      Responses to Items 1, 2, 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

      Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 6 to the Registration Statement of American AAdvantage Mileage Funds ("Mileage Trust") (1940 Act File No. 811-9018, EDGAR Accession No. 0000950134-98-001602), as filed with the Securities and Exchange Commission ("Commission") on February 27, 1998 ("Mileage Trust Registration Statement"). Part A of the Mileage Trust Registration Statement includes a joint prospectus of American AAdvantage Balanced Mileage Fund, American AAdvantage Growth and Income Mileage Fund, American AAdvantage International Equity Mileage Fund, American AAdvantage S&P 500 Index Mileage Fund, American AAdvantage Intermediate Bond Mileage Fund, American AAdvantage Short-Term Bond Mileage Fund, American AAdvantage Money Market Mileage Fund, American AAdvantage Municipal Money Market Mileage Fund and American AAdvantage U.S. Government Money Market Mileage Fund (each a "Fund") (the "Feeder's Part A"). The American AAdvantage S&P 500 Index Mileage Fund ("S&P Fund") does not invest in a corresponding portfolio of the AMR Trust. Accordingly, information relating to the S&P Fund contained in the Feeder's Part A is not incorporated by reference herein.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

      AMR Investment Services Trust ("AMR Trust") is a diversified, open-end management investment company that was organized as a New York common law trust pursuant to a Declaration of Trust dated as of June 27, 1995, and amended as of August 11, 1995.

      Beneficial interests in AMR Trust are divided into eight separate diversified subtrusts or "series," each having a distinct investment objective and distinct investment policies. Seven of these series -- the Balanced Portfolio, the Growth and Income Portfolio, the International Equity Portfolio, the Short-Term Bond Portfolio (formerly, Limited-Term Income Portfolio), the Money Market Portfolio, the Municipal Money Market Portfolio, and the U.S. Government Money Market Portfolio (formerly, U.S. Treasury Money Market Portfolio) (each a "Portfolio") commenced operations on November 1, 1995. The Intermediate Bond Portfolio (also a "Portfolio") commenced operations on September 15, 1997. The assets of each Portfolio belong only to that Portfolio, and the assets belonging to a Portfolio shall be charged with the liabilities of that Portfolio and all expenses, costs, charges and reserves attributable to that Portfolio. AMR Trust is empowered to establish, without investor approval, additional portfolios that may have different investment objectives and policies.

      Beneficial interests in the Portfolios will be offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). Investments in the Portfolios may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). At no time during any Portfolio's existence will it have more than 500 investors. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      AMR Investment Services, Inc. (the "Manager") provides investment management and administrative services to the Portfolios. The assets of the Balanced Portfolio, the Growth and Income Portfolio and the International Equity Portfolio are allocated by the Manager among investment advisers designated for each of those Portfolios. The assets of the Intermediate Bond Portfolio are allocated by the Manager between the Manager and the investment adviser designated for that Portfolio. Investment decisions for the Short-Term Bond Portfolio, the Money Market Portfolio, the Municipal Money Market Portfolio and the U.S. Government Money Market Portfolio are made directly by the Manager. See
Item 5 below.  The  Manager  and each  investment  adviser  have  discretion  to purchase and sell portfolio securities within the respective portion of a Portfolio's assets allocated to them in accordance with that Portfolio's investment objective, policies and restrictions. Information on each Portfolio's investment objective, policies, and risks is incorporated herein by reference from the sections entitled "Investment Objective, Policies and Risks" and "Investment Restrictions" in the Feeder's Part A. Additional investment techniques, features, and limitations concerning each Portfolio's investment programs are described in Part B of this Registration Statement.

ITEM 5.  MANAGEMENT OF THE PORTFOLIOS.

                              TRUSTEES AND OFFICERS

      The AMR Trustees have general supervisory responsibility over the AMR Trust's affairs. See Item 14 of Part B for a complete description of the AMR Trustees.


                                    EXPENSES

      AMR Trust is responsible for expenses not otherwise assumed by the Manager, including the following expenses: audits by independent auditors; transfer agency and custodian services; obtaining quotations for calculating the value of each Portfolio's share price; taxes, if any, and the preparation of each Portfolio's tax returns; brokerage fees and commissions; interest; costs of AMR Trustees and investor meetings; fees for filing reports with regulatory bodies and the maintenance of the AMR Trust's existence as a New York trust; legal fees; fees and expenses of AMR Trustees (who are not directors, officers, employees or stockholders of the Manager or its affiliates); insurance and fidelity bond premiums; fees paid to consultants providing reports regarding adherence by investment advisers to the investment style of a Portfolio; and any extraordinary expenses of a nonrecurring nature.

                                OTHER INFORMATION

      A further description of how the business of the AMR Trust is managed is incorporated herein by reference from various sections of the Feeder's Part A. The following list identifies the specific sections of the Feeder's Part A under which the further information required by Item 5 of Form N-1A may be found; each listed section is incorporated herein by reference.

Item 5(b)      Management and Administration of the Trusts; Investment
               Advisers

Item 5(c)      Investment Advisers

Item 5(d)      Management and Administration of the Trusts

Item 5(e) Management and Administration of the Trusts - Custodian and Transfer Agent

Item 5(g) Investment Objectives, Policies and Risks - Brokerage Practices and Portfolio Turnover


ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

      AMR Trust was organized as a common law trust under New York law on June 27, 1995. Under the Declaration of Trust, the AMR Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of AMR Trust. AMR Trust currently has eight series. AMR Trust reserves the right to create and issue additional series.

      Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investment in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at the next share price calculated after the Portfolio has received and accepted the withdrawal request. Each investor in a Portfolio is liable for all obligations of the Portfolio. However, because a Portfolio will indemnify each investor therein with respect to any liability to which the investor may become subject by reason of being such an investor, the risk of an investor in a Portfolio incurring financial loss on account of such liability would be limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets.

      Investments in a Portfolio have no preemptive or conversion rights. Each investor in a Portfolio is entitled to vote in proportion to its relative beneficial interest in the Portfolio. A Portfolio normally will not hold meetings of investors except as required under the 1940 Act. AMR Trust would be required to hold a meeting of investors in the event that at any time less than a majority of its AMR Trustees holding office had been elected by investors. Investors holding a 10% interest in AMR Trust may call a meeting of investors for the purpose of removing any AMR Trustee. An AMR Trustee may be removed upon a majority vote of investors qualified to vote in the election. The 1940 Act requires each Portfolio to assist investors in calling such a meeting.

      As of the date of this Registration Statement, the American AAdvantage Balanced Fund, American AAdvantage Growth and Income Fund, American AAdvantage International Equity Fund, American AAdvantage Short-Term Bond Fund, American AAdvantage Intermediate Bond Fund, American AAdvantage Money Market Fund, American AAdvantage Municipal Money Market Fund and American AAdvantage U.S. Government Money Market Fund each own a majority interest in its corresponding Portfolio of the AMR Trust. However, each Fund has undertaken that, with respect to most matters on which the AMR Trust seeks a vote of its interestholders, each Fund will seek a vote of its shareholders and will vote its entire interest in the AMR Trust or its corresponding Portfolio in proportion to the votes cast by that Fund's shareholders.

      The price of each share ("share price") of the Balanced, Growth and Income, International Equity, Short-Term Bond and Intermediate Bond Portfolios are determined as of the close of the New York Stock Exchange (the "Exchange"), generally 4:00 p.m. Eastern time, on each day the Exchange is open for trading, which excludes the following business holidays: New Year's Day, Martin Luther King's Birthday, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Business Day"). The share price of the Money Market, Municipal Money Market and U.S. Government Money Market Portfolios is determined as of the close of the Exchange, generally 4:00 p.m. Eastern time, on each day the Exchange is open for business except for Columbus Day and Veteran's Day ("Money Market Business Day"). The share price of each investor's interest in a Portfolio will be determined by computing that Portfolio's total assets, subtracting all of that Portfolio's liabilities, and dividing the result by all the investors' beneficial interest in that Portfolio outstanding at such time.

      A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, and amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro rata among the investors in that Portfolio. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the AMR Trustees from time to time, but instead is included in the share price of the investors' respective beneficial interests in that Portfolio.

      Under the current method of the Portfolios' operations, no Portfolio is subject to any income tax. However, each investor in a Portfolio is taxable on its share (as determined in accordance with the AMR Trust's Declaration of Trust and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of that Portfolio's ordinary income and capital gain. The Manager intends to manage each Portfolio's assets, income and distributions in such a way that an investment company investing in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investment company invested all of its assets in the Portfolio. See Item 20 in Part B.

      Investor inquiries may be directed to the Manager.

ITEM 7.  PURCHASE OF SECURITIES.

      Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4, "General Description of Registrant." Beneficial interests are purchased at the next share price calculated after an investment is received and accepted.

      Additional information on the time and method of valuation of the Portfolios' assets is incorporated herein by reference from the section entitled "Purchase, Redemption and Valuation of Shares -- Valuation of Shares" in the Feeder's Part A.

      There is no minimum initial or subsequent investment in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (I.E., monies credited to the account of the AMR Trust's custodian by a Federal Reserve Bank).

      AMR Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

ITEM 8.  REDEMPTION OR REPURCHASE.

      An investor in any Portfolio may withdraw all or any portion of its investment in the Portfolio at the share price next calculated after the applicable Portfolio has received and accepted the redemption request. Proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days, except as extension may be permitted by law.

      The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted or to the extent otherwise permitted by the 1940 Act.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

      Not applicable.

                                     PART B

ITEM 10.  COVER PAGE.

      Part A contains information about the investment objective and policies of the Balanced Portfolio, the Growth and Income Portfolio, the Short-Term Bond Portfolio (formerly, Limited-Term Income Portfolio), the International Equity Portfolio, the Intermediate Bond Portfolio, the Money Market Portfolio, the Municipal Money Market Portfolio and the U.S. Government Money Market Portfolio (formerly, U.S. Treasury Money Market Portfolio) (individually, "Portfolio"; collectively, "Portfolios"), each a subtrust or "series" of the AMR Investment Services Trust ("AMR Trust"). This Part B should only be read in conjunction with Part A. This section contains supplemental information concerning the investment policies and portfolio strategies that AMR Trust may utilize, the types of securities and other instruments in which the Portfolios may invest and certain risks attendant to those investment policies and strategies. Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.

      Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference to the Mileage Trust Registration Statement. Part B of the Mileage Trust Registration Statement includes the joint statement of additional information ("SAI") for the American AAdvantage Balanced Mileage Fund, the American AAdvantage Growth and Income Mileage Fund, the American AAdvantage International Equity Mileage Fund, the American AAdvantage Intermediate Bond Mileage Fund, the American AAdvantage S&P 500 Index Mileage Fund, the American AAdvantage Short-Term Bond Mileage Fund, the American AAdvantage Money Market Mileage Fund, the American AAdvantage Municipal Money Market Mileage Fund and the American AAdvantage U.S. Government Money Market Mileage Fund (each a "Fund") (the "Feeder's Part B"). The American AAdvantage S&P 500 Index Mileage Fund ("S&P Fund") does not invest in a corresponding portfolio of the AMR Trust. Accordingly, information relating to the S&P Fund contained in the Feeder's Part B is not incorporated by reference herein.

ITEM 11.  TABLE OF CONTENTS.

PAGE

      General Information and History......................................B-1
      Investment Objective and Policies....................................B-2
      Management of the Portfolios.........................................B-2
      Control Persons and Principal Holders of Securities..................B-2
      Investment Advisory and Other Services...............................B-3
      Brokerage Allocation and Other Practices.............................B-4
      Capital Stock and Other Securities...................................B-4
      Purchase, Redemption and Pricing of Interests........................B-5
      Tax Status...........................................................B-5
      Underwriters.........................................................B-5
      Calculation of Performance Data......................................B-5
      Financial Statements.................................................B-5

ITEM 12.  GENERAL INFORMATION AND HISTORY.

      Prior to March 1, 1997, the name of the U.S. Government Money Market Portfolio was "U.S. Treasury Money Market Portfolio." Prior to March 1, 1998, the name of the Short-Term Bond Portfolio was "Limited-Term Income Portfolio."

ITEM 13.  INVESTMENT OBJECTIVE AND POLICIES.

      Part A contains basic information about the investment objective, policies and limitations of each Portfolio. This section supplements the discussion in Part A of the investment objective, policies and limitations of each Portfolio.

      Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of each Portfolio, the types of securities bought and investment techniques used by each Portfolio, and certain risks attendant thereto, as well as other information on the Portfolios' investment program, is incorporated herein by reference to the sections entitled "Investment Restrictions" in the Feeder's Part A and "Investment Restrictions", "Approach to Stock Selection" and "Other Information" in the Feeder's Part B.

ITEM 14.  MANAGEMENT OF THE PORTFOLIOS.

      The AMR Trustees provide broad supervision over AMR Trust's affairs. The Manager is responsible for the management of Trust assets, and AMR Trust's officers are responsible for the Trust's operations. Information about the Trustees and officers of AMR Trust is incorporated herein by reference to the section entitled "Trustees and Officers of the Trust and the AMR Trust" in the Feeder's Part B.

      As compensation for their service to the AMR Trust, each AMR Trustee who is not an "interested" person of AMR Trust as defined by the 1940 Act ("Independent Trustee") and their spouses receive free air travel from American Airlines, Inc., an affiliate of the Manager. AMR Trust does not pay for these travel arrangements. However, AMR Trust compensates each Trustee with payments in an amount equal to the Trustees' income tax on the value of this free airline travel. Mr. O'Sullivan, whom as a retiree of American Airlines, Inc. already receives free airline travel, receives compensation annually of up to three round trip airline tickets for each of his three adult children. Trustees are also reimbursed for any expenses incurred in attending Board meetings.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

      As of January 31, 1998, each Portfolio could be deemed to be under the control of its corresponding series of the American AAdvantage Funds ("AAdvantage Trust"), feeder funds that invest all of their investable assets in the AMR Trust. As of that date, the following series of the AAdvantage Trust owned the indicated value of the outstanding interests in their corresponding
Portfolios: American AAdvantage Balanced Fund owned 100% of the value of the outstanding interests in the Balanced Portfolio, the American AAdvantage Growth and Income Fund owned 99% of the value of the outstanding interests in the Growth and Income Portfolio, the American AAdvantage International Equity Fund owned 94% of the value of the outstanding interests in the International Equity Portfolio, the American AAdvantage Intermediate Bond Fund owned 100% of the value of the outstanding interests in the Intermediate Bond Portfolio, the American AAdvantage Short-Term Bond Fund owned 99% of the value of the outstanding interests in the Short-Term Bond Portfolio, the American AAdvantage Money Market Fund owned 92% of the value of the outstanding interests in the Money Market Portfolio, the American AAdvantage Municipal Money Market Fund owned 75% of the value of the outstanding interests in the Municipal Money Market Portfolio and the American AAdvantage U.S. Government Money Market Fund owned 77% of the value of the outstanding interests in the U.S. Government Money Market Portfolio.

      As of January 31, 1998, the following series of the Mileage Trust owned the indicated value of the outstanding interests in their corresponding
Portfolios: the American AAdvantage Money Market Mileage Fund owned 8% of the value of the outstanding interests in the Money Market Portfolio, the American

AAdvantage Municipal Money Market Mileage Fund owned 25% of the value of the outstanding interests in the Municipal Money Market Portfolio and the American AAdvantage U.S. Government Money Market Mileage Fund owned 23% of the value of the outstanding interests in the U.S. Government Money Market Portfolio.

      The address of each of the above-described control persons or principal holders of securities is 4333 Amon Carter Boulevard, MD 5645, Fort Worth, Texas 76155.

      In addition, as of January 31, 1998, the INTRUST Funds Trust -- International Multi-Manager Stock Fund, 3435 Stelzer Road, Columbus, Ohio 43219, owned 5% of the value of the outstanding interests in the International Equity Portfolio.

      So long as a Fund owns more than 50% of the value of the outstanding interests in its corresponding Portfolio, the Fund may require the Portfolio to take certain actions without the approval of any other registered investment company that invests in the Portfolio. However, where the action requires a vote of the Portfolio's interestholders, the power of the Fund to control such action may depend on the vote of the Fund's shareholders.

      The AAdvantage Trust and the Mileage Trust have informed the AMR Trust that, in most cases where a Fund is requested to vote on matters pertaining to its corresponding Portfolio, the Fund will solicit proxies from its shareholders and will vote its entire interest in the Portfolio in proportion to the votes cast by the Fund's shareholders. It is anticipated that any other registered investment company investing in a Portfolio will follow the same or a similar practice.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

      The Manager serves as investment manager and administrator to AMR Trust pursuant to a Management Agreement dated October 1, 1995, which obligates the Manager to provide and oversee all administrative, investment advisory and portfolio management services for AMR Trust.

      As described more fully in Item 5 in Part A, the Manager is paid a management fee as compensation for providing or overseeing the provision of all administrative, investment advisory and portfolio management services for AMR Trust. The Manager allocates the assets of the Balanced Portfolio, the Growth and Income Portfolio and the International Equity Portfolio among investment advisers designated for each of those Portfolios. The Manager allocates the assets of the Intermediate Bond Portfolio between itself and the investment adviser designated for that Portfolio. Investment decisions for the Short-Term Bond Portfolio, the Money Market Portfolio, the Municipal Money Market Portfolio and the U.S. Government Money Market Portfolio are made directly by the Manager. See Item 5 in Part A.

      State Street Bank & Trust Company ("State Street"), Boston, Massachusetts, serves as the custodian and transfer agent for AMR Trust.

      Ernst & Young LLP, Dallas, Texas, serves as the independent auditor of AMR Trust.

      Further information on the investment management and other services provided for or on behalf of each Portfolio is incorporated herein by reference to the sections entitled "Management, Administrative Services and Distribution Fees," and "Investment Advisory Agreements" in the Feeder's Part B. The following list identifies the specific sections in the Feeder's Part B under which the information required by Item 16 of Form N-1A may be found; each listed section is incorporated herein by reference.


Item 16(a) Management, Administrative Services and Distribution Fees; Investment Advisory Agreements

Item 16(b) Management, Administrative Services and Distribution Fees; Investment Advisory Agreements

Item 16(c)      Not applicable

Item 16(d)      Not applicable

Item 16(e)      Not applicable

Item 16(f)      Not applicable

Item 16(g)      Not applicable

Item 16(i)      Not applicable

      The total management fee paid to the Manager under the Management Agreement for the fiscal year ended October 31, 1997 was $13,730,443, of which approximately $7,061,014 was paid by the Manager to the other investment advisers. Fees in the amount of approximately $7,309 were waived by the Manager.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

      A description of the Portfolio's  brokerage allocation and other practices
is  incorporated   herein  by  reference  to  the  section  entitled  "Portfolio
Securities Transactions" in the Feeder's Part B.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

      Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in a Portfolio will vote together in certain circumstances (e.g., election of AMR Trustees and ratification of the selection of auditors, as required by the 1940 Act and the rules thereunder). One or more of the Portfolios in AMR Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in AMR Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trust will hold special meetings of investors when a majority of AMR Trustees determines to do so or investors holding at least 10% of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in AMR Trust (or Portfolio).

      The Trust or any series may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the AMR Trustees. A Portfolio may be terminated (1) upon liquidation and distribution of its assets,
(2) if approved by the vote of at least two-thirds of its investors, or (3) by the AMR Trustees on written notice to the Portfolio's investors.

      AMR Trust is organized as a common law trust under the laws of the State of New York. Investors in a Portfolio may be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that AMR Trust shall maintain appropriate insurance for the protection of each Portfolio, investors, AMR Trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which a Portfolio had inadequate insurance and was unable to meet its obligations out of its assets.

      The Declaration of Trust further provides that obligations of a Portfolio are not binding upon the AMR Trustees individually but only upon the property of that Portfolio and the AMR Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

      Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

      Beneficial interests in the Portfolios will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Items 4, 7 and 8 in Part A.

      The share price of each Portfolio is computed each Business Day or Money Market Business Day, as applicable, (defined in Item 7 in Part A) on which shares are offered and orders accepted or upon receipt of a redemption request as outlined in Part A.

      It is the policy of the Money Market Portfolio, the Municipal Money Market Portfolio and the U.S. Government Money Market Portfolio to attempt to maintain a constant price per share of $1.00. There can be no assurance that a $1.00 net asset value per share will be maintained. These Portfolios' investment securities are valued based on the amortized cost valuation technique pursuant to Rule 2a-7 under the 1940 Act. This technique involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, even though the portfolio security may increase or decrease in market value. Such market fluctuations are generally in response to changes in interest rates. Use of the amortized cost valuation method requires these Portfolios to purchase instruments having remaining maturities of 397 days or less, to maintain a dollar weighted average portfolio maturity of 90 days or less, and to invest only in securities determined by the AMR Trustees to be of high quality with minimal credit risk.

ITEM 20.  TAX STATUS.

      Information on the taxation of the Portfolios is incorporated herein by reference from the section entitled "Tax Information - Taxation of the Portfolios" in the Feeder's Part B, substituting for "Fund" whenever used therein either "investor in a Portfolio" or "RIC investor" (i.e., an investor in a Portfolio that intends to qualify as a regulated investment company ("RIC") for federal income tax purposes), as the context requires.

ITEM 21.  UNDERWRITERS.

      Not applicable.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.

      Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.

      The audited financial statements for seven of the Portfolios for the fiscal year ended October 31, 1997, the audited financial statements of the Intermediate Bond Portfolio for the period from September 15, 1997 to October 31, 1997, and the reports of Ernst & Young LLP, independent auditors, with respect to such audited financial statements of each Portfolio are incorporated by reference to the American AAdvantage Funds' Annual Report to Shareholders for the period ended October 31, 1997, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-97-009599, as filed with Securities and Exchange Commission on December 30, 1997.

                                     PART C

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial  Statements  included  as  a  part  of  this  Registration
            Statement:

            Audited financial statements for the fiscal year ended October 31, 1997 for seven series of the AMR Investment Services Trust the Balanced Portfolio, the Growth and Income Portfolio, the International Equity Portfolio, the Short-Term Bond Portfolio, the Money Market Portfolio, the Municipal Money Market Portfolio and the U.S. Government Money Market Portfolio - and audited financial statements for the Intermediate Bond Portfolio for the period September 15, 1997 to October 31, 1997 are incorporated into Part B by reference to the Annual Report to Shareholders of American AAdvantage Funds for the period ended October 31, 1997, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-97-009599, as
            filed with the Securities and Exchange Commission ("Commission")on December 30, 1997.

      (b)   Exhibits:

            (1)   Amended and Restated Declaration of Trust*

            (2)   Bylaws -- none

            (3)   Voting trust agreement -- none

            (4)   Certificate of Interest Holder -- none

            (5)   (a)  (i)  Management  Agreement  with AMR  Investment
                            Services, Inc.**

                       (ii) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit 5(a) with the Post-Effective Amendment No. 4 to Registration Statement of American AAdvantage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-97-001003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

                       (iii) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit 5(a) with the Post-Effective Amendment No. 20 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000809593-97-000034, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

                  (b)  (i) Investment Advisory Agreements with Subadvisers*

                       (ii) Investment Advisory Agreement with Hotchkis and Wiley. A substantially similar copy of which was filed as
                       Exhibit 5(b) with the Post-Effective Amendment No. 4 to Registration Statement of American AAdvantage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-97-001003, and is incorporated by reference.

                       (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

                       (iii) Investment Advisory Agreement with Brandywine Asset Management, Inc. A substantially similar copy of which was filed as Exhibit 5(b) with the Post-Effective Amendment No. 6 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-98-001602, as
                       filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

            (6)   Distribution Agreement -- none

            (7)   Bonus, profit sharing or pension plans -- none

            (8) Custodian Agreement with State Street Bank & Trust Company. A substantially similar copy of which was filed as Exhibit 8 with the Post-Effective Amendment No. 6 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-98-001602, as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

            (9)   (a)   Transfer Agency Agreement with State Street Bank & Trust
                        Company. A substantially similar copy of which was filed as Exhibit 9(a) with the Post-Effective Amendment No. 6 to Registration Statement of American AAdvantage Mileage
                        Funds, File Nos. 33-91058 and 811-9018,  EDGAR Accession
                        No. 0000950134-98-001602, as filed with the Commission on February 27, 1998, and is incorporated by reference.
                        (This document differs only with respect to the names of the parties.)

                  (b) Securities Lending Authorization Agreement with State Street Bank & Trust Company. A substantially similar copy of which was filed as Exhibit 9(b) with the Post-Effective Amendment No. 6 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-98-001602,
                        as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

            (10)  Opinion and consent of counsel -- not applicable

            (11)  Consent of Independent Auditors - not applicable

            (12)  Financial statements omitted from prospectus -- none

            (13)  Letter of investment intent -- none

            (14)  Prototype retirement plan -- none

            (15)  Plan pursuant to Rule 12b-1 -- none

            (16) Schedule for Computation of Performance Quotations -- not applicable

            (17)  Financial Data Schedules -- none

            (18)  Plan pursuant to Rule 18f-3 - none

* Incorporated by reference to the initial Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on September 29, 1995.

** Incorporated by reference to the Post-Effective Amendment No. 1 to the Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on February 28, 1997 via EDGAR, Accession No. 0000898432-97-000184.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

      No person is controlled by or under common control with the Registrant.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES

                                    Number of Record Holders
                Portfolio           As Of  January  31, 1998
                ---------           -----  -------  --------

      Balanced Portfolio                        4

      Growth and Income                         4
        Portfolio

      Limited-Term Income                       4
        Portfolio

      International Equity                      6
        Portfolio

      Money Market Portfolio                    4

      Municipal Money Market                    4
        Portfolio

      U.S. Government Money                     4
        Market Portfolio

      Intermediate Bond Portfolio               2

ITEM 27.  INDEMNIFICATION

      Article VI, Section 6.4 of the Declaration of Trust of the AMR Trust provides that:

      The Trust shall indemnify, to the fullest extent permitted by law (including the 1940 Act), each Trustee, officer or employee of the Trust (including any Person who serves at the Trust's request as a director, officer or trustee of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a Trustee, officer or employee, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office
(a) by the court or other body  approving the  settlement or other  disposition;
(b) by a reasonable determination, based upon a review of readily available facts as opposed to a full trial-type inquiry), that such Person did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees; or (c) by a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in this Section 6.4 or in Section
6.2 hereof or to which such Person may be otherwise entitled except out of the Trust Property.

      According to Article VI, Section 6.5 of the Declaration of Trust, the Trustees may make advance payments in connection with indemnification under
Section 6.4, provided that the following conditions are satisfied: (i) the advances must be limited to amounts used, or to be used, for the preparation or presentation of a defense to the action, including costs connected with the preparation of a settlement; (ii) advances may be made only upon receipt of a written promise by, or on behalf of, the recipient to repay the amount of the advance which exceeds the amount which it is ultimately determined that he is entitled to receive from the Trust by reason of indemnification; and (iii) (a) such promise must be secured by a surety bond, other suitable insurance or an equivalent form of security which assures that any repayment may be obtained by the Trust without delay or litigation, which bond, insurance or other form of security must be provided by the recipient of the advance, or (b) a majority of a quorum of the Trust's disinterested, non-party Trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that the recipient of the advance ultimately will not be disqualified from indemnification under Section 6.4.

      Section 8 of the Management Agreement between the Registrant and AMR Investment Services, Inc. ("Manager") provides that the Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Registrant or any portfolio in connection with the matters to which the
Management Agreement relate except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Management Agreement.

      Section 8 of each Advisory Agreement between the Manager and each Portfolio's investment subadviser ("Subadviser") states that no provision of the Advisory Agreement shall be deemed to protect the Subadviser against any liability to the Registrant or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under an Advisory Agreement.

ITEM 28.    BUSINESS  AND  OTHER  CONNECTIONS  OF  INVESTMENT   MANAGER  AND
            INVESTMENT SUBADVISER

      Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of the Manager and each principal of a Subadviser is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from
Item 28 in Part C of the Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of American AAdvantage Funds (1940 Act File No. 811-4984, EDGAR Accession No. 0000950134-97-009393), as filed with the Commission on December 18, 1997.

ITEM 29.  PRINCIPAL UNDERWRITER

      Not applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS

      The books and other documents required by Rule 31a-1 under the Investment Company Act of 1940 are maintained in the physical possession of the AMR Trust's custodian, Manager, transfer agent or investment advisers.

ITEM 31.  MANAGEMENT SERVICES

      Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.


ITEM 32.  UNDERTAKINGS

      None.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 3 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth and the State of Texas on February 27, 1998.

                                    AMR INVESTMENT SERVICES TRUST


                                           /s/ William F. Quinn
                                           --------------------
                                       By: William F. Quinn
                                           President

                          AMR INVESTMENT SERVICES TRUST
                       REGISTRATION STATEMENT ON FORM N-1A

                                INDEX TO EXHIBITS

Exhibit
Number            Description                                         Page
------            -----------                                         ----

1           Amended and Restated Declaration of Trust*

2           Bylaws -- none                                              N.A.

3           Voting trust agreement -- none                              N.A.

4           Certificate of Interest Holder -- none                      N.A.

5     (a)   (i)   Management Agreement with AMR Investment
                  Services, Inc.**

            (ii) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit 5(a) with the Post-Effective Amendment No. 4 to Registration Statement of American AAdvantage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-97-001003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

            (iii) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit 5(a) with the Post-Effective Amendment No. 20 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000809593-97-000034, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

     (b)    (i)  Investment Advisory Agreements with Subadvisers*

            (ii) Investment Advisory Agreement with Hotchkis and Wiley. A substantially similar copy of which was filed as
            Exhibit 5(b) with the Post-Effective Amendment No. 4 to Registration Statement of American AAdvantage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-97-001003, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)


            (iii) Investment Advisory Agreement with Brandywine Asset Management, Inc. A substantially similar copy of which was filed as Exhibit 5(b) with the Post-Effective Amendment No. 6 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-98-001602, as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

6           Distribution Agreement - none                               N.A.

7           Bonus, profit sharing or pension plans - none               N.A.

8 Custodian Agreement with State Street Bank & Trust Company. A substantially similar copy of which was filed as Exhibit 8 with the Post-Effective Amendment No. 6 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-98-001602, as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

9    (a)    Transfer  Agency  Agreement with State Street Bank & Trust
            Company. A substantially similar copy of which was filed as Exhibit 9(a) with the Post-Effective Amendment No. 6 to
            Registration  Statement  of  American  AAdvantage  Mileage
            Funds,  File Nos.  33-91058 and 811-9018,  EDGAR Accession
            No. 0000950134-98-001602, as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

     (b) Securities Lending Authorization Agreement with State Street Bank & Trust Company. A substantially similar copy of which was filed as Exhibit 9(b) with the Post-Effective Amendment No. 6 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-98-001602, as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

10          Opinion and consent of counsel -- not applicable            N.A.

11          Consent of Independent Auditors - not applicable            N.A.

12          Financial statements omitted from prospectus - none         N.A.

13          Letter of investment intent - none                          N.A.

14          Prototype retirement plan - none                            N.A.

15          Plan pursuant to Rule 12b-1 - none                          N.A.

16          Schedule for Computation of Performance Quotations -- not
            applicable                                                  N.A.

17          Financial Data Schedules - none                             N.A.

18          Plan pursuant to Rule 18f-3 - none                          N.A.


* Incorporated by reference to the initial Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on September 29, 1995.

** Incorporated by reference to the Post-Effective Amendment No.1 to the initial Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on February 28, 1997 via EDGAR, Accession No. 0000898432-97-000184.